FIRST AMENDMENT TO THE
                                CUSTODY AGREEMENT

      THIS FIRST AMENDMENT dated as of the 11th day of December, 2008, to the Custody Agreement, dated as of March 31, 2008 (the "Custody Agreement"), is entered into by and between THE RAM FUNDS, an Ohio business trust (the "Trust"), and U.S. BANK, N.A., a national banking association (the "Custodian").

                                    RECITALS

      WHEREAS, the Custodian and the Trust have entered into a Custody Agreement; and

      WHEREAS, the Custodian and the Trust desire to add funds to the Custody Agreement; and

      WHEREAS, Article 14.02 of the Custody Agreement allows for its amendment by a written instrument executed by both parties.

      NOW, THEREFORE, the parties agree as follows:

      Exhibit C of the Custody Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Custody Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.


THE RAM FUNDS                             U.S. BANK, N.A.

By:    /s/ John C. Riazzi                 By:    /s/ Michael R. McVoy
       --------------------------                -------------------------

Name:  John C. Riazzi, CFA                Name:  Michael R. McVoy
       --------------------------                -------------------------

Title: Principal                          Title: Vice President
       --------------------------                -------------------------


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                                    EXHIBIT C
                                    ---------

                            TO THE CUSTODY AGREEMENT

                                   FUND NAMES


                        Separate Series of The RAM Funds


Name of Series
--------------

The RAM Small/Mid Cap Fund

The RAM Small Cap Fund


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